Exhibit 10.12.2
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
(John R. Chiminski)

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), is made and entered into effective as of August 11, 2020 (the “Amendment Effective Date”), by and between Catalent, Inc. (f/k/a PTS Holdings, Corp., together, with its successors and assigns, the “Company”) and John R. Chiminski (“Executive” and, together with the Company, the “Parties”).

RECITALS

The Company and Executive entered into that certain Employment Agreement dated October 22, 2014 and amended that agreement in part through an amendment dated August 23, 2017 (the Employment Agreement as amended prior to the date hereof, the “Agreement”) (capitalized terms used in this Amendment but not otherwise defined shall have the meaning originally ascribed thereto in the Agreement). The Parties now desire to amend certain Sections of the Agreement in the manner reflected in this Amendment, and the Compensation & Leadership Committee of the Board of Directors of the Company approved amending the Agreement as reflected in this Amendment at its meeting on July 30, 2020 (the “Amendment Approval Date”).

NOW, THEREFORE, in consideration of the premises recited above and the mutual terms and conditions set forth below, the Parties agree as follows.

1. Position. The last sentence of Section 2(a) of the Agreement is hereby deleted.

2. Base Salary. Section 3 of the Agreement is hereby deleted and replaced in its entirety with the following:

“During the Employment Term as of the Amendment Approval Date, the Company shall pay Executive an annual base salary at the annual rate of $1,075,000, payable in regular installments in accordance with the Company’s usual payment practices (but in all events no less frequently than semi-monthly). Executive shall be entitled to such increases, if any, in his base salary as may be determined from time to time in the sole discretion of the Board. Executive’s annual base salary may not be decreased during the Employment Term (including for purposes of determining severance amounts under Section 7 hereof) without his prior consent (other than a general reduction in annual base salary that affects all members of senior management proportionately; provided, however, that any such reduction shall not be taken into account for purposes of determining severance amounts hereunder and any severance provided hereunder following such reduction shall be calculated based on Executive’s annual base salary being no less than $1,075,000). Executive’s annual base salary, as in effect from time to time, consistent with this Section 3, is hereinafter referred to as the ‘Base Salary’.”

3. Employee Benefits; Perquisites; Equity-Based Awards. Section 5(e) of the Agreement is hereby deleted and replaced in its entirety with the following:

Exhibit 10.12.2

“e. Commencing with the annual grant for the 2021 fiscal year, and subject to Executive’s continued employment through the applicable date of grant, the Company shall grant Executive equity-based awards under the Plan on an annual basis with a grant date value of at least $9,075,000, with such awards being granted in the form of stock options, restricted stock units and performance share units, allocated in the same percentages, determined in the same manner, and subject to the same terms and conditions, in each case, as equity-based awards have been allocated under the Plan to other senior executives of the Company and its subsidiaries; provided, however, that, at its discretion, the Company may issue restricted stock and performance shares in lieu of restricted stock units and performance share units, respectively.”

4. Ratification. All terms and conditions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the Amendment Effective Date, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the day and year first above written.

CATALENT, INC. ______________________________________________ By: Steven Fasman Title: Senior Vice President, General Counsel and Secretary	JOHN R. CHIMINSKI __________________________________________
/s/ Steven Fasman	/s/ John R. Chiminski

By: Steven Fasman
Title: Senior Vice President, General Counsel
and Secretary